Exhibit 10.1

[Certain confidential portions of this exhibit were omitted by means of marking such portions with brackets and asterisks because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed, or constituted personally identifiable information that is not material.]

Employment Agreement

This EMPLOYMENT AGREEMENT (this “Agreement”) is made as of June 8, 2026 (the “Effective Date”) between Elite Express Holding Inc. (the “Company”), with an address of 23046 Avenida De La Carlota, Suite 600, Laguna Hills CA 92653, USA, and Ye Hua, with an address at [***] (“Employee”) (Company and Employee are each a “Party” and collectively the “Parties”).

WHEREAS, Employee is experienced in finance, U.S. Securities and Exchange Commission reporting, investor relations, and corporate administration; and

WHEREAS, Company desires to retain Employee to provide financial management and internal control services and Employee agrees to provide such services, in accordance with the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises, mutual covenants, terms, and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Services. Employee’s title shall be Chief Financial Officer (“CFO”) of Company. Employee will provide financial management and internal control services to Company, as further described in Schedule A (the “Services”). Employee shall provide such services as Company may reasonably request. Employee agrees to devote as much of his/her time, efforts, professional attention, knowledge, and experience as may be necessary to carry on fully his/her duties, responsibilities and the Services pursuant to this Agreement. Nothing herein shall preclude the Employee from (i) serving, with the prior written consent of the Board, which consent may not be unreasonably withheld, as a member of the board of directors or as an advisor or consultant to other corporations (or their equivalents in the case of non-corporate entities) (each an “Outside Service Capacity” and collectively, “Outside Service Capacities”), and (ii) engaging in charitable activities and community affairs; however, without limiting the generality of the foregoing, the Board expressly reserves the right to withhold or withdraw its consent, in its sole discretion, to any Outside Service Capacities following the date hereof in the event (x) of an identified conflict of interest with respect to Employee’s duties and obligations to the Company that is related to or arising from such Outside Service Capacities, or (y) the Employee’s performance in providing the Services is, or may be, in the sole discretion of the Board, adversely affected by the Employee’s participation in such Outside Service Capacities. Should the Company exercise its rights under this Section 1 to withhold or withdraw consent to any Outside Service Capacities it will provide the Employee with written notice thereof.

Elite Express Holding Inc.

23046 Avenida de la Carlota, Suite #600, Laguna Hills, CA 92653, United States of America

2.	Appointment; Term. Company hereby appoints Employee, and Employee hereby accepts appointment as chief financial officer for Company, subject to the terms and conditions of this Agreement. The term of this Agreement shall commence on the Effective Date and shall continue until terminated in accordance with Section 7 hereof (the “Term”).

3.	Use of Company Facilities, Equipment. Employee shall not have a dedicated workspace or equipment at Company offices and shall not have set hours for the performance of the Services. Company may authorize the use of certain Company facilities and services, including, but not limited to, use of temporary office space and Company equipment related to authorized projects, as long as such use does not interfere with the day-to-day operations of Company. The Employee's home shall be his principal place of employment. The Employee acknowledges that he may at times be required to travel on Company business to the Company's California office or to other locations during the employment.

4.	Ownership of Work Product. All work product developed by Employee, in whole or in part, either alone or jointly with others, during the Term and any subsequent renewal term, which may relate in any manner to the actual or anticipated business, work, research, or development of Company, or which result, to any extent, from the Services performed by Employee for Company, or use of Company’s Confidential Information (as defined below), will be the sole property of Company.

5.	Compensation. For the Services rendered by Employee in any capacity under this Agreement during the employment, Employee shall receive compensation and benefits as follows:

A.	Base Compensation. Company shall pay Employee a base salary of US$60,000 per year (before tax, prorated for any partial year of employment). Employee's base salary shall be payable in accordance with Company's normal payroll practices as in effect from time to time, less all applicable amounts required to be deducted or withheld under applicable law or under any employee benefit plan or program in which Employee participates. Company shall review Employee's performance from time to time for purposes of, among other things, determining the appropriateness of increasing or, in extraordinary circumstances and to the extent permitted by applicable law, decreasing Employee's base salary hereunder.

B.	Cash Bonus. Employee shall be eligible to receive a discretionary annual cash bonus for each fiscal year of Employee's employment with the Company. The amount of any such bonus, if awarded, shall be determined by the Compensation Committee of the Board of Directors (the "Compensation Committee") in its sole discretion, based on the Company's evaluation of Employee's performance, including but not limited to the quality, timeliness, and effectiveness of Employee's discharge of duties as Chief Financial Officer, as well as the Company's overall financial and operational performance during the applicable fiscal year. Notwithstanding the foregoing, in order to be eligible to receive any annual bonus described in this Section 5.B, Employee must remain continuously and actively employed by the Company through the last day of the applicable fiscal year, and the date on which such bonus is paid. Any bonus paid hereunder shall be subject to all applicable tax withholdings and deductions required under applicable law. Nothing in this Section 5.B shall be construed as a guarantee or entitlement to any bonus, and the Compensation Committee expressly reserves the right to determine, in its sole discretion, whether to award any bonus in any given fiscal year. In the event the Board does not maintain a Compensation Committee, the determinations described in this Section 5.B shall be made by the Board of Directors.

Elite Express Holding Inc.

23046 Avenida de la Carlota, Suite #600, Laguna Hills, CA 92653, United States of America

C.	Clawback. Any cash bonus or other incentive-based compensation paid to Employee under this Agreement is subject to recovery by the Company to the extent required by applicable law, including Section 304 of the Sarbanes-Oxley Act of 2002 and Rule 10D-1 under the Securities Exchange Act of 1934, as amended, and any applicable Nasdaq listing standards, as well as the Company's Incentive Compensation Recovery Policy adopted on May 2, 2025, as amended from time to time by the Board or the Compensation Committee of the Board (the "Recovery Policy"), the terms of which are incorporated herein by reference. Employee agrees to repay any amounts determined to be erroneously awarded in accordance with the Recovery Policy or applicable law. The Company will not indemnify Employee against any repayment obligation arising under this Section 5.C.

6.	Expenses. Company shall promptly reimburse Employee for all reasonable travel-related expenses incurred in the ordinary course of providing services outlined in this Agreement. Reimbursable expenses shall not be limited to, but shall include, reasonable costs of airfare, hotels, business meals when traveling, and mileage reimbursement. Employee shall provide a formal accounting of all expenses, including receipts, on a monthly basis for approval and payment.

7.	Termination. EMPLOYEE AGREES AND ACKNOWLEDGES THAT EMPLOYEE'S EMPLOYMENT HEREUNDER IS "AT WILL", AND, JUST AS EMPLOYEE HAS THE RIGHT TO TERMINATE HIS EMPLOYMENT WITH COMPANY AT ANY TIME FOR ANY REASON, COMPANY HAS THE SAME RIGHT, AND MAY TERMINATE THE EMPLOYMENT WITH EMPLOYEE AT ANY TIME FOR ANY REASON, WITH OR WITHOUT NOTICE. NOTWITHSTANDING THE FOREGOING, IN THE EVENT THAT EITHER PARTY WISHES TO TERMINATE THE EMPLOYMENT WITHOUT CAUSE, THE PARTY INITIATING THE TERMINATION SHALL PROVIDE TWO WEEKS PRIOR WRITTEN NOTICE TO THE OTHER PARTY. EMPLOYEE FURTHER AGREES AND ACKNOWLEDGES THAT ANY BONUS PAYABLE TO EMPLOYEE WILL BE MADE, IF AT ALL, AT THE SOLE DISCRETION OF COMPANY. This Agreement shall automatically terminate upon the death of Employee. In the event of the termination of this Agreement, Company shall pay Employee the base salary through the date of termination.

Elite Express Holding Inc.

23046 Avenida de la Carlota, Suite #600, Laguna Hills, CA 92653, United States of America

8.	Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, electronically, telecopied, or sent by certified, registered, or express mail, postage prepaid, to the Parties at the following addresses or at such other addresses as shall be specified by the Parties by like notice. Notices shall be deemed given when so delivered personally, electronically, telecopied, or, if mailed, five (5) days after the date of mailing, as follows:

If to Company:

Elite Express Holding Inc.

23046 Avenida de la Carlota, Suite #600,

Laguna Hills, CA 92653, USA

Or through electronic mail at: info@eliteexpressholding.com

If to Employee:

Ye Hua

[***]

Or through electronic mail at: [***]

9.	Confidentiality; Non-Solicitation.

A.	Employee shall keep secret and retain the confidential nature of all Confidential Information (as defined herein) belonging to Company and take such other precautions with respect thereto as Company, in its sole discretion, may reasonably request. Employee shall not, at any time, whether before or after the termination of this Agreement, use, copy, disclose, or make available any Confidential Information to any corporation, governmental body, individual, partnership, trust, or other entity (a “Person”), except that Employee may use, copy, or disclose Confidential Information: (i) To the extent required in the performance of the Services; (ii) To the extent it becomes publicly available through no fault of Employee; and (iii) To the extent Employee is required to do so pursuant to applicable law or court order.

B.	For purposes of this Agreement, “Confidential Information” shall mean all information pertaining to the affairs and operations of Company that is not generally available to the public and that Company desires to keep confidential, including, but not limited to: Trade secrets, inventions, and financial information; Information as to customers, clients, or patients, and suppliers; Sales and marketing information; All documents and other tangible items relating to or containing any such information. Employee acknowledges that the Confidential Information is vital, sensitive, confidential, and proprietary to Company.

Elite Express Holding Inc.

23046 Avenida de la Carlota, Suite #600, Laguna Hills, CA 92653, United States of America

C.	All Confidential Information disclosed or made available by Company to Employee shall at all times remain the personal property of Company. All documents, lists, plans, proposals, records, electronic media or devices, and other tangible items supplied to Employee that constitute or contain Confidential Information shall, together with all copies thereof and all other property of Company, be returned to Company immediately upon termination of this Agreement for whatever reason or sooner upon demand.

D.	Notwithstanding the foregoing, nothing in this Agreement shall: (i) Prohibit Employee from making reports of possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934, Section 806 of the Sarbanes-Oxley Act of 2002, or any other whistleblower protection provisions of state or federal law or regulation; or (ii) Require notification or prior approval by Company of any reporting described in clause (i).

E.	Pursuant to The Defend Trade Secrets Act (18 USC § 1833(b)), Employee may not be held criminally or civilly liable under any federal or state trade secret law for disclosure of a trade secret: (i) Made in confidence to a government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; and/or (ii) In a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Additionally, if Employee sues Company for retaliation based on the reporting of a suspected violation of law, Employee may disclose a trade secret to their attorney and use the trade secret information in the court proceeding, so long as any document containing the trade secret is filed under seal and Employee does not disclose the trade secret except pursuant to court order.

F.	Employee acknowledges that a breach of the provisions of this Section 9 shall cause irreparable harm to Company for which it will have no adequate remedy at law. Employee agrees that Company may, in its sole discretion, obtain from a court of competent jurisdiction an injunction, restraining order, or other equitable relief restraining Employee from committing or continuing any such violation. Any right to obtain an injunction, restraining order, or other equitable relief hereunder will not be deemed a waiver of any right to assert any other remedy which Company may have in law or in equity.

G.	Additionally, during the Term and for twelve (12) months following the termination or expiration of this Agreement, Employee shall not induce or solicit Company’s employees, agents, contractors, clients, and customers away from Company on its behalf or on behalf of any other company or person. Employee agrees that this Section 9, including the scope of the territory covered, the actions restricted thereby, and the duration of such covenant, is reasonable and necessary to protect the legitimate business interests of Company.

H.	The confidentiality and non-solicitation obligations set forth herein shall survive for a period of twelve (12) months after the termination or expiration of this Agreement.

10.	Indemnification. Employee and Company shall mutually indemnify, defend (with counsel chosen by Company), and hold each other harmless from and against any and all claims, losses, damages, liabilities, actions, costs, and expenses, including, but not limited to, reasonable legal fees and expenses, paid or incurred by the other Party and arising directly and indirectly out of:

a.	Any breach of this Agreement by either Party;

Elite Express Holding Inc.

23046 Avenida de la Carlota, Suite #600, Laguna Hills, CA 92653, United States of America

b.	Any breach by either Party of written policies or standards for Company; or

c.	Any other act or omission of either Party.

11.	Miscellaneous.

A. Tax Withholding Company may withhold from Employee any amounts payable under this Agreement for such federal, state, or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

B. Governing Law; Jurisdiction and Venue

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and the federal laws of the United States applicable therein, without giving effect to any choice of law or conflict of law rules that would apply the laws of another jurisdiction. In the event of any legal proceedings arising under this Agreement, the Parties consent to the exclusive jurisdiction and venue of the state and federal courts located in the State of Delaware, and each Party waives any claim that such forum is an inconvenient forum for the resolution of such proceeding.

C. Entire Agreement

This Agreement constitutes the entire agreement of the Parties and supersedes any prior agreements or understandings, whether oral or written, between the Parties hereto with respect to the subject matter hereof.

D. Waivers and Amendments

This Agreement may not be amended or modified except by a written agreement executed by both Parties. No delay or failure by any Party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof.

E. Assignment

This Agreement may not be amended or modified otherwise than by a written agreement executed by the Parties. No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

Elite Express Holding Inc.

23046 Avenida de la Carlota, Suite #600, Laguna Hills, CA 92653, United States of America

F. Headings

The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

G. Severability

If any term, provision, covenant or restriction of this Agreement, or any part thereof, is held by a court of competent jurisdiction of any foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority to be invalid, void, unenforceable or against public policy for any reason, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

H. Counterparts

This Agreement may be executed in one or more counterparts, including by facsimile or email, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

Elite Express Holding Inc.

23046 Avenida de la Carlota, Suite #600, Laguna Hills, CA 92653, United States of America

This Agreement has been executed and delivered by the undersigned and is made effective as of the date first set forth above.

Sincerely,

Elite Express Holding Inc.

By: Yidan Chen

Title: Chief Executive Officer

AGREED AND ACCEPTED:

By: Ye Hua

Elite Express Holding Inc.

23046 Avenida de la Carlota, Suite #600, Laguna Hills, CA 92653, United States of America

Schedule A

Services

Job Summary:

The Chief Financial Officer provides leadership for all aspects of the company’s financial operations with an emphasis on financial planning, reporting, internal controls, and compliance.

Supervisory Responsibilities:

• Oversees the ongoing operations of all divisions in the company.

• Manages and directs the company toward its primary goals and objectives.

• Oversees employment decisions at the executive level of the company.

• Leads a team of executives to consider major decisions including acquisitions, mergers, joint ventures, or large-scale expansion.

• Promotes communication and cooperation among divisions to create a spirit of unity in the organization.

Duties/Responsibilities:

• Works with the board of directors and other executives to establish short-term objectives and long-range goals, and related plans and policies.

• Presents regular reports on the status of the company’s operations to the board of directors and to company staff.

• Oversees the organizations’ financial structure, ensuring adequate and sound funding for the mission and goals of the company.

• Reviews the financial results of all operations, comparing them with the company’s objectives and taking appropriate measures to correct unsatisfactory performance and results.

• Ensures the company’s compliance with all applicable laws, rules, regulations, and standards.

• Negotiates with other companies regarding actions such as mergers, acquisitions, or joint ventures.

• Serves as the company’s representative to the board of directors, shareholders, employees, customers, the government, and the public.

• Performs other related duties to benefit the mission of the organization.

Elite Express Holding Inc.

23046 Avenida de la Carlota, Suite #600, Laguna Hills, CA 92653, United States of America

Schedule B

Compensation

During your term as CFO, you will receive cash compensation in the amount of US$60,000 per year. Such compensation shall be calculated beginning from the Effective Date. Your compensation will be paid on a bi-weekly basis according to the company payment practice.

Elite Express Holding Inc.

23046 Avenida de la Carlota, Suite #600, Laguna Hills, CA 92653, United States of America